As filed with the Securities and Exchange Commission on June 28, 2001
                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


             Delaware                                     04-2977748
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification Number)


   Avid Technology Park, One Park West, Tewksbury, MA             01876
         (Address of Principal Executive Offices)               (Zip Code)

                             1999 STOCK OPTION PLAN
                            (Full title of the Plan)


                                 David A. Krall
                      President and Chief Executive Officer
                              Avid Technology, Inc.
                       Avid Technology Park, One Park West
                               Tewksbury, MA 01876
                     (Name and address of agent for service)

                                 (978) 640-6789
          (Telephone number, including area code, of agent for service)

=========================================================================================
                                       Proposed maximum    Proposed maximum    Amount of
Title of securities     Amount to       Offering price    Aggregate offering  registration
 to be registered     be Registered        per share           price              fee
-----------------------------------------------------------------------------------------
   Common Stock,       1,000,000        $12.92 (1)         $12,920,000         $3,230
   $.01 par value       shares
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 25, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                         STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-94167) filed by the Registrant on January 6, 2000, relating to the Registrant's 1999 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 25th day of June, 2001.

                                    AVID TECHNOLOGY, INC.


                                    By:   /s/ David A. Krall
                                          --------------------------------------
                                          David A. Krall
                                          President, Chief Executive Officer and
                                          Director

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute David A. Krall, Ethan E. Jacks and Carol E. Kazmer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the
Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Signature                   Title                               Date
  ---------                   -----                               ----


/s/ David A. Krall         President, Chief Executive Officer      June 25, 2001
-----------------------    and Director
David A. Krall             (Principal Executive Officer)

/s/ Paul  Milbury          Vice President, Chief Financial         June 22, 2001
-----------------------    Officer and Treasurer
Paul Milbury               (Principal Financial Officer)

/s/ Carol L. Reid          Vice President and Controller           June 21, 2001
-----------------------    (Principal Accounting Officer)
Carol L. Reid

/s/ Charles T. Brumback    Director                                June 20, 2001
-----------------------
Charles T. Brumback

                           Director
-----------------------
Robert M. Halperin

/s/ Nancy Hawthorne        Director                                June 19, 2001
-----------------------
Nancy Hawthorne

/s/ Pamela F. Lenehan      Director                                June 20, 2001
-----------------------
Pamela F. Lenehan

/s/ William J. Warner      Director                                June 22, 2001
-----------------------
William J. Warner

                                  Exhibit Index
                                  -------------

Exhibit
Number       Description
-------      -----------

  4.1 (1)    Third Amended and Restated Certificate of Incorporation of the
             Registrant.
  4.2 (2)    Amended and Restated By-Laws of the Registrant.
  4.3 (3)    Certificate of Designation establishing Series A Junior
             Participating Preferred Stock and Certificate of Correction.
  4.4 (4)    Rights Agreement, dated as of February 29, 1996 between the
             Registrant and BankBoston, as Rights Agent.
  5          Opinion of Hale and Dorr LLP.
 23.1        Consent of PricewaterhouseCoopers LLP.
 23.2        Consent of Hale and Dorr LLP (included in Exhibit 5).
 24          Power of Attorney (included on the signature page of this
             Registration Statement).

--------------------------------------

 (1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.
 (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.
 (3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.
 (4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.

                                                                      Exhibit 5


                                Hale and Dorr LLP
                               Counsellors at Law
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * FAX 617-526-5000


                                 June 28, 2001


Avid Technology, Inc.
Avid Technology Park
One Park West
Tewksbury, MA 01876

  Re:   Registration Statement on Form S-8
        ----------------------------------

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 1,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Avid Technology, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1999 Stock Option Plan (the "Plan").

        We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Hale and Dorr LLP

                                HALE AND DORR LLP

                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Avid Technology, Inc. for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 27, 2001

                              AVID TECHNOLOGY, INC.
                              Avid Technology Park
                                  One Park West
                               Tewksbury, MA 01876
                         978-640-6789 * FAX 978-851-7216


                                 June 28, 2001


BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

      Re:   Avid Technology, Inc.
            1999 Stock Option Plan
            Registration Statement on Form S-8
            ----------------------------------

Ladies and Gentlemen:

      Submitted herewith for filing on behalf of Avid Technology, Inc. (the "Company") is a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, registering 1,000,000 shares of Common Stock issuable pursuant to an amendment of the Company's 1999 Stock Option Plan.

      This filing is being effected by direct transmission to the Commission's EDGAR System. On June 27, 2001, in anticipation of this filing, the Company caused the aggregate filing fee of $3,230 to be wire transferred to the Commission's account at the Mellon Bank in Pittsburgh.

      Please contact the undersigned at (978) 640-3420 with any questions you may have regarding this filing.

                                          Very truly yours,

                                          /s/ Carol E. Kazmer

                                          Carol E. Kazmer
                                          Vice President, General Counsel and
                                          Assistant Secretary

Enclosures